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                                  Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 27, 1997 incorporated by reference in Vitalink Pharmacy Services, Inc.'s Form 10-K/A for the year ended May 31, 1997 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
-----------------------------------
ARTHUR ANDERSEN LLP

Washington, D.C.
October 17, 1997